WAIVER AND RELEASE AGREEMENT


         THIS WAIVER AND RELEASE AGREEMENT ("Agreement") is entered into as of this 8th day of November, 2000, between Merisel, Inc., a Delaware corporation (the "Company"), and Dwight A. Steffensen ("Executive").

         WHEREAS, the Executive has been employed by the Company in the capacity of Chief Executive Officer and President;

         WHEREAS, effective as of August 4, 2000, the Board of Directors of the Company removed Executive as Chairman of the Board, Chief Executive Officer and President of the Company; and

         WHEREAS, Executive has entered into (i) an Employment Agreement dated as of February 12, 1997 between Executive and the Company (the "Employment Agreement"), (ii) an Indemnity Agreement dated as of February 12, 1996 between Executive and the Company and (iii) various stock option agreements pursuant to which the Company has granted stock options to Executive (collectively with the Merisel Employment Agreement and the Indemnity Agreement, the "Other Agreements").

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Release by Executive. Executive hereby releases, covenants not to sue and holds harmless the Company and any direct or indirect parent, subsidiary or affiliate of the Company (collectively, the "Company Entities") and their respective employee benefit plans, together with the directors, trustees, officers, employees and agents of the Company Entities, and their respective heirs, executors and administrators, successors and assigns (collectively, the "Released Parties"), with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of any kind whatsoever or nature in law, equity or otherwise, including, but not limited to, any claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Employee Retirement Income Security Act of 1986, the Fair Labor Standards Act, and the Consolidated Omnibus Budget Reconciliation Act of 1986, whether now or hereafter known or unknown, suspected or unsuspected (collectively, "Claims"), which Executive may have against (i) the Company Entities arising out of any act or omission occurring before the date hereof, including, without limitation, claims arising out of or in connection with Executive's employment by any of the Company Entities or the termination of Executive's employment or (ii) the Released Parties other than the Company Entities arising out of any act or omission occurring before the date hereof relating in any manner to the business of the Company Entities, including, without limitation, claims arising out of or in connection with Executive's employment by any of the Company Entities or the termination of Executive's employment; provided, however, that this Agreement shall not operate so as to terminate any of the provisions of the Other Agreements that have not by their own terms already expired except to the extent specifically stated herein. Executive represents that he has not assigned any Claim or portion thereof. Notwithstanding the foregoing, this Section 1 shall not be effective with respect to any Released Party that makes any claim against Executive covered by Section 2 hereof or that would have been covered by Section 2 hereof if such Released Party were a Company Entity.

         2. Release by Company. The Company, on behalf of itself and the Company Entities, hereby releases, covenants not to sue and holds harmless Executive and his heirs, executors and administrators, successors and assigns (collectively, the "Executive Released Parties"), with respect to and from any and all claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of any kind whatsoever or nature in law, equity or otherwise, whether now or hereafter known or unknown, suspected or unsuspected (collectively, "Company Claims"), which the Company or any Company Entity may have against Executive arising out of any act or omission occurring before the date hereof, including, without limitation, claims arising out of or in connection with Executive's employment by any of the Company Entities; provided, however, that this Agreement shall not operate so as to terminate any of the provisions of the Other Agreements that have not by their own terms already expired except to the extent specifically stated herein. The Company represents that it has not assigned any Company Claim or any portion thereof. Notwithstanding the foregoing, this Section 2 shall not be effective with respect to any Executive Released Party that makes any claim against the Company or any Company Entity covered by Section 1 hereof.

         3. Acknowledgment and Waiver. The parties hereto acknowledge that each party has expressly bargained for the benefits accruing to such party under this Agreement. Executive further acknowledges that this Agreement is a full and final release of all Claims. Each party waives any right to any benefits that may be available to such party under the provisions of Section 1542 of the California Civil Code, to the extent applicable, which provides as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOW BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         In connection with the above waiver, each party is aware that such party may hereafter discover claims or facts in addition to or different from those such party now knows or believes to exist with respect to the subject matter of this instrument or the Released Parties or, in the case of the Company, the Company Released Parties. However, each party hereby settles and releases all of the claims that such party may have against the Released Parties or, in the case of the Company, the Company Released Parties, in either case, to the extent provided in this Agreement. Notwithstanding anything to the contrary in this Agreement, none of the covenants, representations or warranties of any party as provided in this Agreement is being released pursuant to this Agreement.

  4. Consideration. In exchange for Executive's execution of this Agreement, the Company agrees to:


(i) keep Executive on the Company's payroll through October 31, 2000 at Executive's base salary in effect on August 4, 2000, with payments to be made in accordance with the Company's standard payroll policies and the Employment Agreement;
(ii) pay to Executive a lump sum payment in an amount equal to $400,000, less amounts required to be withheld;
(iii) assign the car lease associated with the 1995 Mercedes Benz 500SL to Executive, provided that Executive agrees to assume the Company's obligations thereunder;
(iv) extend the period during which Executive is entitled to exercise the stock options that were vested as of August 7, 2000 to February 7, 2003; and
(v) release Executive from any obligations under Section 9.2 of the Employment Agreement.

         5. Resignation by Executive as a Director. Concurrently with the execution of this Agreement, Executive agrees to submit his resignation as a Director of the Company effective as of the date seven days after the date hereof.

          6. Confidentiality. Executive agrees that the terms and conditions of this Agreement shall remain confidential and shall not be disclosed to any other person (other than Executive's immediate family members, attorneys and accountants who shall be informed of and bound by the confidentiality provisions of this Agreement) other than as required by court order, legal process or applicable law or as otherwise agreed to by the Company and Executive. Executive also agrees that as a Director, Officer and employee of the Company, he has received confidential information, including, without limitation, information which would be protected by the attorney-client privilege or work-product doctrine, and Executive further agrees not to disclose any such confidential information to anyone other than Executive's attorney unless compelled to do so by legal process and Executive has first given the Company at least five days' advance written notification of his intention to disclose or such shorter period as is reasonably practicable.

         7. Further Assurances and Future Cooperation. The Company and Executive, without further consideration, agree to cooperate fully and execute any and all documents, and to take all additional actions that may be necessary, convenient or appropriate to give full force and effect to the basic terms and intent of this Agreement. In addition, Executive agrees to cooperate in good faith with the Company and its counsel in connection with any pending or subsequent administrative proceeding, mediation, arbitration or litigation including, without limitation, providing information and/or documents, participating in informal interviews, and appearing for depositions and/or testimony. The Company agrees to reimburse Executive for any costs incurred by Executive at the request of the Company. Executive further agrees to notify the Company immediately, telephonically and in writing, of any subpoena, interview or deposition, or any request therefor, with respect to his employment with the Company. The Company agrees to be bound under the terms of the Indemnity Agreement dated as of February 12, 1996 between the Company and Executive.

         8. No Admissions. Executive agrees and acknowledges that this Agreement is not to be construed as an admission of any violation of any federal, state or local statutes, ordinances or regulations of any duty allegedly owed by any Released Party to Executive.

         9. Time Periods. Executive acknowledges and agrees that he has been advised to consult with an attorney prior to executing this Agreement; that to the extent he has desired he has availed himself of that right; that he has carefully read and understand all of the provisions of this Agreement; that he was given twenty-one (21) days in which to consider this Agreement; that he may revoke this agreement within seven (7) days after he has executed it; and that he is voluntarily entering into this Agreement.

         10. No Inducements. Executive further warrants that no promise or inducement for this Agreement has been made except as set forth herein, that this Agreement is executed without reliance upon any statement or representation by any Released Party concerning any fact material to his act in releasing them, and that he is legally competent to execute this Agreement and accept full responsibility therefor. The Company further warrants that no promise or inducement for this Agreement has been made except as set forth herein, that this Agreement is executed without reliance upon any statement or representation by any Executive Released Party concerning any fact material to the Company's act in releasing them, and that the execution of this Agreement has been authorized by all necessary corporate action.

         11. Invalidity. Should any provisions of this Agreement be declared to be or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be part of this Agreement.

         12. Arbitration. Any dispute that may arise between Executive and the Company or any other Released Party in connection with or relating to this Agreement will be submitted to final and binding arbitration in Los Angeles, California, in accordance with the rules of the American Arbitration Association ("AAA") then in effect. Such arbitration shall proceed before a single arbitrator who shall be selected by the mutual agreement of the parties. If the parties are unable to agree on the selection of an arbitrator, such arbitrator shall be selected in accordance with the Employment Dispute Resolution Rules and procedures of the AAA. The decision of the arbitrator, including determination of the amount of any damages suffered, shall be conclusive, final and binding on such arbitrating parties, their respective heirs, legal representatives, successors, and assigns. Each party to any such arbitration proceeding shall bear such party's own attorney's fees and costs in connection with any such arbitration, except that the Company shall pay the fees of the arbitrator.

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided that Executive shall not assign any of his rights or duties under this Agreement without the express prior written consent of the Company.

         14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, this Waiver and Release Agreement has been duly executed as of the date first set forth above.


                                    MERISEL, INC.



                                    By: ________________________________
                                         Name:
                                         Title:



                                         DWIGHT A. STEFFENSEN


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